UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2015

SILICON IMAGE, INC.

(Exact name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1140 East Arques Ave., Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 616-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)           On January 16, 2015, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Silicon Image, Inc. (the “Registrant”) approved a discretionary bonus payment of $30,000 to Mr. Edward Lopez, the Registrant’s Chief Legal and Administrative Officer.  The Compensation Committee also approved the grant to Mr. Lopez of 10,000 restricted stock units with time-based vesting (the “TBRSUs”), effective as of February 16, 2015 (the “Grant Date”). Each TBRSU represents the right to receive one share of the Registrant’s common stock upon its vesting and shall be subject to the terms of the Registrant’s 2008 Equity Incentive Plan and the applicable TBRSU grant agreements. The TBRSUs shall vest over one year, with 100% of the TBRSUs vesting on the first anniversary of the Grant Date so long as Mr. Lopez continues to provide services to the Registrant as of such date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2015	SILICON IMAGE, INC.

	By:	/s/ Raymond Cook
Raymond Cook
Chief Financial Officer